UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2017

COCA-COLA BOTTLING CO. CONSOLIDATED

(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza, Charlotte, North Carolina		28211
(Address of principal executive offices)		(Zip Code)

(704) 557-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) amends the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 4, 2017 (the “Original Form 8-K”) by Coca-Cola Bottling Co. Consolidated (the “Company”) to report the determination of the amount of the Legacy Facilities Credit (as defined below) contemplated by the Manufacturing Facilities Letter Agreement (as defined below).

Item 1.01.	Entry into a Material Definitive Agreement.

On December 26, 2017, the Company and The Coca-Cola Company entered into a letter agreement (the “Legacy Facilities Credit Amount Letter Agreement”), pursuant to which they agreed that the amount of the Legacy Facilities Credit, to be paid to the Company by The Coca-Cola Company pursuant to the Manufacturing Facilities Letter Agreement, is approximately $43.0 million, which amount will be paid on or before January 3, 2018.

As disclosed in the Original Form 8-K, the Company and The Coca-Cola Company entered into a letter agreement on March 31, 2017 (the “Manufacturing Facilities Letter Agreement”), which, among other things, established a mechanism to compensate the Company with a payment or credit (the “Legacy Facilities Credit”) for the net economic impact to the Company’s legacy manufacturing facilities (the “Legacy Facilities”) of the changes made by The Coca-Cola Company to the authorized pricing under the Company’s final regional manufacturing agreement (the “Final RMA”) on sales of Authorized Covered Beverages (as defined in the Final RMA) produced by the Company at the Legacy Facilities and sold to The Coca-Cola Company and certain U.S. Coca-Cola bottlers versus the Company’s historical returns for products produced at the Legacy Facilities prior to the conversion of each of the Company’s initial regional manufacturing agreements into the Final RMA. As also previously disclosed, pursuant to an amendment dated June 22, 2017, The Coca-Cola Company and the Company amended the formula for the calculation of the Legacy Facilities Credit.

The foregoing description of the Legacy Facilities Credit Amount Letter Agreement is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Amendment and incorporated herein by reference.

Relationship between the Parties. The business of the Company consists primarily of the production, marketing and distribution of nonalcoholic beverage products of The Coca-Cola Company in the territories the Company currently serves. Accordingly, the Company engages routinely in various transactions with The Coca-Cola Company and its affiliates. The Coca-Cola Company also owns approximately 35% of the outstanding common stock of the Company, which represents approximately 5% of the total voting power of the Company’s common stock and class B common stock voting together. The Coca-Cola Company also has a designee serving on the Company’s Board of Directors. For more information about the relationship between the Company and The Coca-Cola Company, see the description thereof included under “Related Person Transactions” in the Company’s Notice of Annual Meeting and Proxy Statement for the Company’s 2017 Annual Meeting of Stockholders filed with the SEC on March 20, 2017.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description	Incorporated By Reference To

10.1	Legacy Facilities Credit Amount Letter Agreement, dated December 26, 2017, by and between the Company and The Coca-Cola Company.	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED

Date: December 28, 2017	By:	/s/ Clifford M. Deal, III
Clifford M. Deal, III
Senior Vice President and Chief Financial Officer